Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Surgical Care Affiliates, Inc. of our report dated July 22, 2013 relating to the consolidated financial statements of ASC Operators, LLC for the year ended December 31, 2012, which appears in Surgical Care Affiliates, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2014. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Birmingham, AL
March 10, 2015